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                                    INDENTURE

                              KRANZCO REALTY TRUST

                                       to

                UNITED STATES TRUST COMPANY OF NEW YORK, Trustee

              ___% Callable Convertible Subordinated Notes due 2008

                           Dated as of ______ __, 1998





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                                TABLE OF CONTENTS

                                                                           Page
ARTICLE I

Definitions and Other Provisions of General Application.......................1
  SECTION 1.1  Definitions....................................................1
  SECTION 1.2  Compliance Certificates and Opinions...........................7
  SECTION 1.3  Form of Documents Delivered to Trustee.........................8
  SECTION 1.4  Acts of Holders: Record Dates..................................8
  SECTION 1.5  Notices to Trustee and Company................................10
  SECTION 1.6  Notice to Holders; Waiver.....................................11
  SECTION 1.7  Effect of Headings and Table of Contents......................11
  SECTION 1.8  Successors and Assigns........................................11
  SECTION 1.9  Separability Clause...........................................11
  SECTION 1.10 Benefits of Indenture.........................................11
  SECTION 1.11 Governing Law.................................................12
  SECTION 1.12 Legal Holidays................................................12

ARTICLE II

Security Forms...............................................................12
  SECTION 2.1  Forms Generally...............................................12
  SECTION 2.2  Form of Face of Note..........................................12
  SECTION 2.3  Form of Reverse of Note.......................................14
  SECTION 2.4  Form of Trustee's Certificate of Authentication...............17
  SECTION 2.5  Form of Conversion Notice.....................................18
  SECTION 2.6  Form of ......................................................19

ARTICLE III

The Notes....................................................................19
  SECTION 3.1  Title and Terms: Issuable in Series...........................19
  SECTION 3.2  Denominations.................................................20
  SECTION 3.3  Execution, Authentication, Delivery and Dating................20
  SECTION 3.4  Registration: Registration of Transfer and Exchange...........21
  SECTION 3.5  Mutilated, Destroyed, Lost and Stolen Notes...................22
  SECTION 3.6  Payment of Interest: Interest Rights Preserved................23
  SECTION 3.7  Persons Deemed Owners.........................................24
  SECTION 3.8  Cancellation..................................................24
  SECTION 3.9  Computation of Interest.......................................24

ARTICLE IV

Satisfaction and Discharge...................................................24

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                                                                           Page

  SECTION 4.1  Satisfaction and Discharge of Indenture.......................25
  SECTION 4.2  Application of Trust Money....................................26

ARTICLE V

Remedies.....................................................................26
  SECTION 5.1  Events of Default.............................................26
  SECTION 5.2  Acceleration of Maturity, Rescission, Annulment
                  and Conversion.............................................28
  SECTION 5.3  Collection of Indebtedness and Suits for Enforcement
                  by Trustee.................................................29
  SECTION 5.4  Trustee May File Proofs of Claim..............................30
  SECTION 5.5  Trustee May Enforce Claims Without Possession of Notes........30
  SECTION 5.6  Application of Money Collected................................31
  SECTION 5.7  Limitation on Suits...........................................31
  SECTION 5.8  Unconditional Right of Holders to Receive Principal,
                  Premium and Interest and to Convert........................32
  SECTION 5.9  Restoration of Rights and Remedies............................32
  SECTION 5.10 Rights and Remedies Cumulative................................32
  SECTION 5.11 Delay or Omission Not Waiver..................................32
  SECTION 5.12 Control by Holders............................................32
  SECTION 5.13 Waiver of Past Defaults.......................................33
  SECTION 5.14 Undertaking for Costs.........................................33
  SECTION 5.15 Waiver of Usury, Stay or Extension Laws.......................33

ARTICLE VI

The Trustee...................................................................33
  SECTION 6.1  Certain Duties and Responsibilities............................33
  SECTION 6.2  Notice of Change in Control, Defaults and Events of Default....35
  SECTION 6.3  Certain Rights of Trustee......................................35
  SECTION 6.4  Not Responsible for Recitals or Issuance of Notes..............36
  SECTION 6.5  May Hold Notes.................................................36
  SECTION 6.6  Money Held in Trust............................................36
  SECTION 6.7  Compensation and Reimbursement.................................36
  SECTION 6.8  Disqualification: Conflicting Interests........................37
  SECTION 6.9  Corporate Trustee Required: Eligibility........................37
  SECTION 6.10  Resignation and Removal: Appointment of Successor.............38
  SECTION 6.11  Acceptance of Appointment by Successor........................39
  SECTION 6.12  Merger, Conversion, Consolidation or Succession
                  to Business.................................................39
  SECTION 6.13  Preferential Collection of Claims Against Company.............39
  SECTION 6.14  Appointment of Authenticating Agent...........................40

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                                                                           Page

ARTICLE VII

Holders' Lists and Reports by Trustee and Company............................41
  SECTION 7.1  Company to Furnish Trustee Names and Addresses of Holders.....41
  SECTION 7.2  Preservation of Information: Communications to Holders........42
  SECTION 7.3  Reports by Trustee............................................42
  SECTION 7.4  Reports by Company............................................43
  SECTION 7.5  Compliance Certificate........................................44

ARTICLE VIII

Change in Control; Disposal of Assets........................................44
  SECTION 8.1  Company May Consolidate, Merge, Convey, Sell,
                  Lease or Transfer..........................................44
  SECTION 8.2  Successor Substituted.........................................45

ARTICLE IX

Supplemental Indentures......................................................45
  SECTION 9.1  Supplemental Indentures Without Consent of Holders............45
  SECTION 9.2  Supplemental Indentures with Consent of Holders...............46
  SECTION 9.3  Execution of Supplemental Indentures..........................47
  SECTION 9.4  Effect of Supplemental Indentures.............................47
  SECTION 9.5  Reference in Notes to Supplemental Indentures.................47

ARTICLE X

Covenants....................................................................48
  SECTION 10.1  Payment of Principal, Premium and Interest...................48
  SECTION 10.2  Maintenance of Office or Agency..............................48
  SECTION 10.3  Money for Note Payments to Be Held in Trust..................48
  SECTION 10.4  Statement by Officers as to Default..........................50
  SECTION 10.5  Existence....................................................50
  SECTION 10.6  Maintenance of Properties....................................50
  SECTION 10.7  Payment of Taxes and Other Claims............................50
  SECTION 10.8  Waiver of Certain Covenants..................................50

ARTICLE XI

Redemption of Notes..........................................................52
  SECTION 11.1  Right of Redemption..........................................52
  SECTION 11.2  Applicability of Article.....................................52


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                                                                           Page

  SECTION 11.3  Election to Redeem: Notice to Trustee.........................52
  SECTION 11.4  Selection by Trustee of Notes to Be Redeemed..................52
  SECTION 11.5  Notice of Redemption..........................................52
  SECTION 11.6  Deposit of Redemption Price...................................53
  SECTION 11.7  Notes Payable on Redemption Date..............................53
  SECTION 11.8  Notes Redeemed in Part........................................54
  SECTION 11.9  Conversion Arrangement on Call for Redemption.................54

ARTICLE XII

Subordination of Notes.......................................................55
  SECTION 12.1  Notes Subordinate to Senior Indebtedness.....................55
  SECTION 12.2  Payment over of Proceeds upon Dissolution....................55
  SECTION 12.3  No Payment When Senior Indebtedness in Default...............56
  SECTION 12.4  Payment Permitted If No Default..............................57
  SECTION 12.5  Subrogation to Rights of Holders of Senior Indebtedness......57
  SECTION 12.6  Provisions Solely to Define Relative Rights..................57
  SECTION 12.7  Trustee to Effectuate Subordination..........................58
  SECTION 12.8  No Waiver of Subordination Provisions........................58
  SECTION 12.9  Notice to Trustee............................................58
  SECTION 12.10 Reliance on Judicial Order or Certificate of
                  Liquidating Agent..........................................59
  SECTION 12.11 Trustee Not Fiduciary for Holders of Senior Indebtedness.....59
  SECTION 12.12 Rights of Trustee as Holder of Senior Indebtedness:
                  Preservation of Trustee's Rights...........................60
  SECTION 12.13 Article Applicable to Paying Agents..........................60
  SECTION 12.14 Certain Conversions Deemed Payment...........................60

ARTICLE XIII

Conversion of Notes..........................................................60
  SECTION 13.1  Conversion Privilege and Conversion Price....................60
  SECTION 13.2  Exercise of Conversion Privilege.............................61
  SECTION 13.3  Fractions of Shares..........................................62
  SECTION 13.4  Adjustment of Conversion Price...............................62
  SECTION 13.5  Notice of Adjustments of Conversion Price....................64
  SECTION 13.6  Notice of Certain Corporate Action...........................64
  SECTION 13.7  Company to Reserve Common Shares.............................65
  SECTION 13.8  Taxes on Conversions.........................................65
  SECTION 13.9  Covenant as to Common Shares.................................66
  SECTION 13.10 Cancellation of Converted Notes..............................66
  SECTION 13.11 Provisions in Case of Reclassification, Consolidation,
                   Merger or Sale of Assets..................................66


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                                                                           Page

ARTICLE XIV

Defeasance and Covenant Defeasance...........................................66
  SECTION 14.1  Company's Option to Effect Defeasance or Covenant
                  Defeasance.................................................66
  SECTION 14.2  Defeasance and Discharge.....................................66
  SECTION 14.3  Covenant Defeasance..........................................67
  SECTION 14.4  Conditions to Defeasance or Covenant Defeasance..............67
  SECTION 14.5  Deposited Money and U.S. Government Obligations to
                  Be Held in Trust: Other Miscellaneous Provisions...........69
  SECTION 14.6  Reinstatement................................................70

ARTICLE XV

Immunity.....................................................................70
  SECTION 15.1  Personal Immunity of Incorporators, Shareholders,
                  Directors and Officers.....................................70


                                       -v-

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         INDENTURE, dated as of ______ __, 1998, between KRANZCO REALTY TRUST, a real estate investment trust duly organized and existing under the laws of the State of Maryland (herein called the "Company"), having its principal office at 128 Fayette Street, Conshohocken, PA 19428, and UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee (herein called the "Trustee").


                             RECITALS OF THE COMPANY


         The Company has duly authorized the execution and delivery of this indenture to provide for the issuance of its ___% Callable Convertible Subordinated Notes due 2008 (herein called the "Notes"), to be issued as in this Indenture provided.

         All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the acquisition of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                    ARTICLE I

                        Definitions and Other Provisions
                             of General Application

         SECTION 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         1. the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         2. all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

         3. unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or Section, as the case may be, of this Indenture; and

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         4. the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Act", when used with respect to any Holder, has the meaning specified in Section 1.4(a).

         "Affiliate" of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate the Notes.

         "Board of Trustees" means either the board of trustees of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Trustees and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means a day on which banking institutions are open for business in the states of New York and Pennsylvania and carrying out transactions in Dollars at the relevant place of payment.

         "Change in Control" has the meaning specified in Section 8.1.

         "Closing Price" on any Trading Day with respect to the per share price of Common Shares means the last reported sales price or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices, in either case on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

         "Common Shares" means common shares of beneficial interest in the Company, $0.01 par value per share, which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company. However, subject to the provisions of Section 13.12,

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shares issuable on conversion of Notes shall include only shares of the class designated as Common Shares of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its President or its Vice President, and by its Treasurer or Secretary, and delivered to the Trustee.

         "Corporate Trust Office" means the principal office of the Trustee in the city at which at any particular time its corporate trust business shall be administered. As of the date hereof, the Corporate Trust Office of the Trustee is located at 770 Broadway, New York, NY 10003, 13th Floor, for presentations, and 114 West 47th Street, New York, NY 10036, Attention: Corporate Trust Administration, for notifications.

         "Corporation" means a corporation, association, company, joint-stock company or business trust.

         "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 3.6.

         "Distribution Date" has the meaning specified in Section 13.4(f).

         "Dollar" or "U.S.$" and "U.S. Dollar" means a Dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

         "Event of Default" has the meaning specified in Section 5.1.

         "Exchange Act" means the Securities Exchange Act of 1934 as it may be amended from time to time, and any successor act thereto, and the rules and regulations of the Commission promulgated thereunder.

         "Expiration Date" has the meaning specified in Section 1.4(g).

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         "Holder" means a Person in whose name a Note is registered in the Note
Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

         "Issue Date" means the date of first issuance of the Notes under this Indenture.

         "junior securities" has the meaning set forth in Section 12.14.

         "Maturity", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise.

         "Note Register" and "Note Registrar" have the respective meanings specified in Section 3.4(a).

         "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture, and "Note" means one of such Notes, each in the form set forth in
Section 2.2 and 2.3.

         "Notice of Default" means a written notice of the kind specified in
Section 5.1(c) or 5.1(d).

         "Officers' Certificate" means a certificate signed by any of the President or a Vice President, and by the Treasurer or Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.4 shall be the principal executive, financial or accounting officer of the Company.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company.

         "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made;

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                  (iii) Notes converted to Common Shares;

                  (iv) Notes which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

                  (v)   Notes which have been defeased pursuant to Section 14.2;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

         "Person" means any individual, corporation, limited liability company, limited liability partnership, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed as set forth in the Notes.

         "Regular Record Date" for the interest payable on any Interest Payment Date means December 15, March 15, June 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

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         "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee assigned to the Corporate Trust Office of the Trustee.

         "Securities Act" means the Securities Act of 1933 as it may be amended from time to time, and any successor act thereto, and the rules and regulations of the Commission promulgated thereunder.

         "Senior Indebtedness" means the principal of and premium, if any, and interest on all indebtedness of the Company for borrowed money, other than the Notes, whether outstanding on the date of execution of the Indenture or thereafter created, incurred, guaranteed or assumed, except such indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (i) is junior in right of payment to the Notes or any other indebtedness of the Company for borrowed money or (ii) ranks pari passu in right of payment to the Notes. The term "indebtedness for borrowed money" when used with respect to the Company is defined to mean (i) any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) all obligations of the Company with respect to interest rate hedging agreements to hedge interest rates relating to Senior Indebtedness of the Company, (iii) any deferred payment obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument, and (iv) any obligation of, or any such obligation guaranteed by, the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.6(a).

         "Stated Maturity", when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

         "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Surrendered Notes" means those Notes presented or surrendered for transfer, exchange or conversion as set forth in the Transfer Certificate.

         "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

         "transfer" has the meaning set forth in Section 3.4(c).

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed and the rules and regulations thereunder; provided, however, that in the event the Trust Indenture Act of 1939 or such rules and regulations are amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 and such rules and regulations as so amended.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "United States" means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         "U.S. Government Obligation" has the meaning specified in Section 14.4(a).

         SECTION 1.2 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

         Every certificate or opinion with respect to compliance with a condition provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition has been complied with.

         SECTION 1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate of an officer of the Company or opinion may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.4 Acts of Holders: Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Notes shall be proved by the Note
Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                  (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Notes; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date; and provided, further, that for the purpose of determining whether Holders of the requisite principal amount of such Notes have taken such action, no Note shall be deemed to have been Outstanding on such record date unless it is also Outstanding on the date such action is to become effective. Nothing in this paragraph shall prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in
Section 1.6.

                  (f) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(b) or (iv) any direction referred to in
Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date; and provided, further, that for the purpose of determining whether Holders of the requisite principal amount of such Notes have taken such action, no Note shall be deemed to have been Outstanding on such record date unless it is also Outstanding on the date such action is to become effective. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be canceled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 1.6.

                  (g) With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 1.6, at least five (5) Business Days before the proposed new Expiration Date. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date and, if an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have designated the 180th day after such record date as the Expiration Date with respect thereto.

                  (h) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

         SECTION 1.5 Notices to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (a) the Trustee by any Holder or by the Company shall be sufficiently given if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Company by the Trustee, or

                  (b) the Company by the Trustee or by any Holder shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

         SECTION 1.6 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder; provided, that this paragraph shall not apply to any notice required by the Trust Indenture Act to be transmitted by mail.

         SECTION 1.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.8 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 1.9 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.10 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 1.11 Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         SECTION 1.12 Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note or the last date on which a Holder has the right to convert his Notes shall not be a Business Day then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) or conversion of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.


                                   ARTICLE II

                                 Security Forms

         SECTION 2.1 Forms Generally. The Notes, the conversion notice and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

         The Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         SECTION 2.2 Form of Face of Note.

         THIS NOTE IS NON-NEGOTIABLE AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE LAWS OF DESCENT AND DISTRIBUTION OR IN CONNECTION WITH A GIFT WITHOUT CONSIDERATION. THE COMPANY SHALL NOT RECOGNIZE OR RECORD ON ITS NOTE REGISTER A TRANSFER OF THIS NOTE BY ANY MEANS OTHER THAN AS SET FORTH IN THE PRECEDING SENTENCE HEREOF.


                              Kranzco Realty Trust

        ___% Callable Convertible Subordinated Notes due ______ __, 2008

No. ____                                                              $ _______


         Kranzco Realty Trust, a real estate investment trust duly organized and existing under the laws of the state of Maryland (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of ____________________________ ($ _________) (which, taken together with the principal amounts of all other Outstanding Notes, shall not exceed U.S.$8,000,000 in the aggregate at any time) on ______ __, 2008, and to pay interest thereon from ______ __, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on January 1, April 1, July 1 and October 1 in each year, commencing _______ 1, 1998, at the rate of ___% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the December 15, March 15, June 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten
(10) days prior to such Special Record Date, or be paid at any time in any other lawful manner, as more fully provided in said Indenture.

         Payment of the principal of, premium, if any, and interest on this Note will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts by a U.S. Dollar check.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:

[Corporate Seal]                    KRANZCO REALTY TRUST



                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:


Attest:



-----------------------------
Name:
Title:


         SECTION 2.3 Form of Reverse of Note. This Note is one of a duly authorized issue of Notes of the Company designated as its ___% Callable Convertible Subordinated Notes due 2008 (herein called the "Notes"), limited in aggregate principal amount to U.S.$8,000,000, issued under an Indenture, dated as of ______ __, 1998 (herein called the "Indenture"), between the Company and _______________ ________________________, as Trustee for the Holders of Notes
issued under said Indenture (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the

Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Note is entitled, at his option, at any time after ______ __, 2000, but on or before the close of business on the Business Day immediately preceding ______ __, 2008, or in case this Note or a portion hereof is called for redemption, then in respect of this Note or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the Business Day immediately preceding the Redemption Date, to convert this Note (or any portion of the principal amount hereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable Common Shares of the Company at a conversion price equal to U.S.$20.00 aggregate principal amount of Notes for each Common Share (or at the current adjusted conversion price if an adjustment has been made as provided in Article XIII of the Indenture) by surrender of this Note, duly endorsed or assigned to the Company or in blank, to the Company at its office accompanied by the conversion notice hereon executed by the Holder hereof evidencing such Holder's election to convert this Note, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (unless this Note or the portion hereof being converted has been called for redemption on a Redemption Date within such period between and including such Regular Record Date and such Interest Payment
Date), also accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note then being converted. Subject to the aforesaid requirement for payment of interest and, in the case of a conversion after the close of business on any Regular Record Date and on or before the corresponding Interest Payment Date, to the right of the Holder of this Note (or any Predecessor Note) of record at such Regular Record Date to receive an installment of interest (even if the Note has been called for redemption on a Redemption Date within such period), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Shares issued on conversion. Upon an Event of Default (as set forth in Sections 5.2 and 6.2 of the Indenture) or Change in Control (as defined in Section 8.1 of the Indenture), the Holder of this Note shall, at his option, have the right to convert this Note (or any portion of the principal amount hereof), pursuant to the terms above, but in no event may the holder of this Note convert prior to one year after the date of original issuance. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment or round up to the next higher whole share as provided in Article XIII of the Indenture. The conversion price is subject to adjustment as provided in Article XIII of the Indenture. In addition, the Indenture provides that in case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Shares are converted into the right to receive other securities, cash or other property, the Indenture shall be amended, without the consent of any Holders of Notes, so that this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the transaction by a holder of the number of Common Shares into which this Note might have been converted immediately prior to such transaction (assuming such holder of Common

Shares failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

         The Company will furnish to any Holder, upon request and without charge, copies of the Certificate of Incorporation and By-laws of the Company then in effect. Any such request may be addressed to the Company or to the Security Registrar.

         The Notes are subject to redemption, as a whole or from time to time in part, at the option of the Company upon not less than twenty (30) days' or more than sixty (60) days' notice by mail, at any time on or after ______ __, 2000, through ______ __, 2008, at 100.00% of the principal amount, plus accrued and unpaid interest on the Notes, or part thereof being redeemed, to the date of redemption.

         The Notes do not have the benefit of any sinking fund.

         In the event of redemption or conversion of this Note in part only, a new Note or Notes for the unredeemed, unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in Article V of the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in any denomination. There shall be no minimum denomination. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

         No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not payment of or on this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 2.4 Form of Trustee's Certificate of Authentication.

         This is one of the ___% Callable Convertible Subordinated Notes due __________ __, 2008 referred to in the within-mentioned Indenture.

Dated:
               UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


                                  By:
                                      ------------------------------------
                                      Authorized Signatory

         SECTION 2.5 Form of Conversion Notice.

To:      Kranzco Realty Trust

         The undersigned Holder of this ___% Callable Convertible Subordinated Note of Kranzco Realty Trust due ____________ __, 2008 hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is U.S. $______ or an integral multiple thereof) below designated into Common Shares in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for a fractional share and any Note representing any unconverted principal amount hereof, be issued and delivered to the registered owner hereof unless a different name has been provided below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

         The Applicant hereby agrees that, promptly after request of the Company, he or it will furnish such proof in support of this certification as the Company or the Note Registrar for the Common Shares may, from time to time, request.

Dated:
                                         --------------------------------------
                                                        Signature*


If shares or Notes are to be           Principal amount to be converted (if
registered in the name of a Person     less than all):
other than the Holder, please print    $_____,000
such Person's name and address:*




---------------------------------------  --------------------------------------
                 Name                           Social Security Number or
                                             Tax Payer Identification Number
---------------------------------------
            Street Address

---------------------------------------
      City, State and Zip Code


* Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Notes and Exchange Commission Rule 17Ad-15 if Common Shares are to be delivered, or unconverted Notes are to be issued, other than to and in the name of the registered owner.

         SECTION 2.6 Form of Certification. Whenever any certification is required to be given to evidence compliance with certain restrictions relating to transfers of Notes contemplated by Section 2.5, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company and the Note Registrar.

                              TRANSFER CERTIFICATE

         The undersigned Holder hereby certifies with respect to U.S.$_________ principal amount of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Notes") for transfer, exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), that such transfer complies with the legend set forth on the face of the Surrendered Notes:


Dated: _____________________*
*  To be dated the date of surrender.



                                         --------------------------------------
                                                        Signature


                                         (If the registered owner is a
                                         corporation, partnership or fiduciary,
                                         the title of the Person signing on
                                         behalf of such registered owner must
                                         be stated.)


                                   ARTICLE III

                                    The Notes

         SECTION 3.1 Title and Terms: Issuable in Series. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to U.S.$8,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Sections 3.4, 3.5, 9.5, 11.8 or 13.2 and except for Notes which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder.

         The Stated Maturity of the Notes shall be ______ __, 2008, and they shall bear interest at the rate of ____% per annum, payable quarterly on January 1, April 1, July 1 and October 1, commencing ____, 1998, until the principal thereof is paid or made available for payment.

         Payment of the principal of, premium, if any, and interest on this Note will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts by a U.S. Dollar check drawn on an account maintained with a bank in the states of New York, New Jersey, Maryland or Pennsylvania.

         The Notes shall be redeemable by the Company as provided in Article XI.

         The Notes shall be subordinated in right of payment to the prior payment in full of Senior Indebtedness as provided in Article XII.

         The Notes shall be convertible as provided in Article XIII.

         SECTION 3.2 Denominations. The Notes shall be issuable only in registered form without coupons in any denomination. There shall be no minimum denomination.

         SECTION 3.3 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by any of its President or a Vice President, under its corporate seal reproduced thereon and attested by its Secretary. The signature of any of these officers on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

         Each Note shall be dated the date of its authentication.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         SECTION 3.4  Registration: Registration of Transfer and Exchange.

         (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges thereof. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers and exchanges thereof as herein provided. The Notes are only transferable in accordance with the laws of descent and distribution or in connection with a gift without consideration. Upon surrender for registration of transfer or exchange of any Note at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, accompanied by a written instrument of transfer or exchange in the form provided by the Company, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of a like aggregate principal amount. The Company shall not recognize or record on its Note Register a transfer of any Note other than in accordance with the laws of descent and distribution or in connection with a gift without consideration.

                  (i) Transfer and Exchange of Notes. When Notes are presented to the Note Registrar with a request:

                  (A) to register the transfer of such Notes; or

                  (B) to exchange such Notes for an equal principal amount of Notes,

                  the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         (b) Every Note shall be subject to the restrictions on transfer provided in the legends required by Section 2.1. Whenever any Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate in substantially the form set forth in Section 2.6, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Note Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

         (c) As used in the preceding two paragraphs of this Section 3.4, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

         (d) No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 9.5, 11.8, or 13.2 not involving any transfer.

         (e) Except as permitted by Section 11.9 and 13.1, the Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of Notes selected for redemption under
Section 11.4 and ending at the close of business on the day of such mailing, or
(ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         SECTION 3.5 Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Note, pay such Note.

         Upon the issuance, authentication and delivery by the Trustee of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Note issued, authenticated and delivered by the Trustee pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 3.6 Payment of Interest: Interest Rights Preserved. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for payment of such interest.

         If the Company shall be required by law to deduct any taxes from any sum of interest payable hereunder to a Holder, (i) the Company shall make such deductions and shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law and (ii) the amount of such deduction shall be treated for purposes hereof as a payment of interest.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause
(a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause (a) provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause (b), such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         In the case of any Note which is converted after any Regular Record Date and on or prior to the corresponding Interest Payment Date, interest on such Note whose Stated Maturity is on such Interest Payment Date shall be deemed to continue to accrue and shall be payable on such Interest Payment Date notwithstanding such conversion and notwithstanding that such Note may have been called for redemption on a Redemption Date within such period, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Note which is converted, interest whose Stated Maturity is after the date of conversion of such Note shall not be payable (although such accrued and unpaid interest will be deemed paid by the appropriate portion of the Common Shares received by the holders upon such conversion).

         SECTION 3.7 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.6) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 3.8 Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of as directed by a Company Order.

         SECTION 3.9 Computation of Interest. Interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months.


                                   ARTICLE IV

                           Satisfaction and Discharge

         SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall upon Company request cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (a)      either

                  (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.5 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                  (ii) all such Notes not theretofore delivered to the Trustee for cancellation:

                       (A) have become due and payable, or

                       (B) will become due and payable at their Stated
                  Maturity within one year, or

                       (C) are to be called for redemption within one year
                  under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                  and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the benefit of Holders of Outstanding Notes an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

         (b) the Company has irrevocably paid or caused to be irrevocably paid all other sums payable hereunder by the Company;

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and (ii) such deposit will not result in any breach or violation of Article XII and the money so deposited with the Trustee is not subject to the provisions of Article XII in any respect; and

         (d) no Event of Default which, with notice or lapse of time, or both, would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

         SECTION 4.2 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee. All moneys deposited with or received by the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon Company Request.

                                    ARTICLE V

                                    Remedies

         SECTION 5.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XII or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of thirty (30) days (whether or not such payment is prohibited by the provisions of Article XII); or

                  (b) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (whether or not such payment is prohibited by the provisions of Article XII); or

                  (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of sixty (60) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 50% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (d) a default under any bonds, debentures, notes or other evidences of indebtedness for money borrowed by the Company under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness now exists or shall hereafter be created, which indebtedness, individually has an aggregate principal amount outstanding in excess of U.S.$30,000,000, which default shall constitute a failure to pay any portion of the principal or interest of such indebtedness when due and payable after the expiration of any applicable grace or cure period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of three (3) days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 50% in principal amount of the Outstanding Notes a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                  (e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

                  (f) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company, or the filing by either the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by either the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of their respective properties, or the making by either the Company of an assignment for the benefit of creditors, or the admission by either the Company in writing of an inability to pay the debts of either the Company generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; provided, however, that, subject to the provisions of Section 6.1 and 6.2, the Trustee shall not be deemed to have knowledge of any default under Section 5.1(d) unless either (A) a Responsible Officer of the Trustee in its Corporate Trust Department shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness, or from the trustee under any such mortgage, indenture or other instrument.

         SECTION 5.2 Acceleration of Maturity, Rescission, Annulment and Conversion.

         (a) If an Event of Default (other than an Event of Default specified in Section 5.1(e) or 5.1(f)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 50% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and any accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) or 5.1(f) occurs, the principal of, and accrued interest on, all the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

         (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V; provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

         (i) the Company has paid or deposited with the Trustee a sum sufficient to pay

                  (A) all overdue interest on all Notes,

                  (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

                  (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes, and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         and

         (ii) all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

         (c) No such rescission shall affect any subsequent default or impair any right consequent thereon.

         (d) Notwithstanding anything else contained herein, the Holders of the Notes shall have the right to exercise their rights of conversion pursuant to
Article XIII immediately upon an Event of Default; however, if an Event of Default occurs prior to one year from the date of original issuance of the Notes, any conversion of such Notes will not be permitted until one year from the date of original issuance of the Notes, and then will only be permitted if such Event of Default has not been cured prior to one year from the date of original issuance of the Notes.

         (e) Upon the consolidation with or merger into any other Person by the Company or, the sale, lease, transfer, spin-off, or other disposal or distribution of all or substantially all of the Company's properties and assets to any Person, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating whether such consolidation, merger, sale, lease, transfer, spin-off, or other disposal or distribution causes an Event of Default.

         SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. If

         (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of thirty (30) days, or

         (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Trustee is authorized to recover judgment as trustee on behalf of the Holders against the Company for the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 5.4 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

         SECTION 5.5 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         SECTION 5.6 Application of Money Collected. Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: to the payment of all amounts due the Trustee under
         Section 6.7;

                  SECOND: subject to Article XII to the payment of the amounts then due and unpaid for first, interest on, and, second, for principal of (and premium, if any, on) the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for interest and principal (and premium, if any) respectively; and

                  THIRD: the balance, if any, to the Person or Persons entitled thereto, as their interest may appear or as a court of competent jurisdiction shall direct.

         SECTION 5.7 Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (b) the Holders of not less than 50% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee on behalf of the Holders;

                  (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for thirty (30) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

         SECTION 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.6) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to convert such Note in accordance with Article XIII and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

         SECTION 5.9 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.5, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 5.12 Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:

         (a) such direction shall not be in conflict with any rule of law or with this Indenture,

         (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

         (c) the Trustee may refuse to follow any direction which, in the opinion of counsel to the Trustee, is unduly prejudicial to other Holders or would subject the Trustee to personal liability.

         SECTION 5.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

         (a) in the payment of the principal of (or premium, if any) or interest on any Note, or

         (b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 5.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that this Section 5.14 shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any
Note in accordance with Article XIII.

         SECTION 5.15 Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VI

                                   The Trustee

         SECTION 6.1 Certain Duties and Responsibilities.

         (a)      Except during the continuance of an Event of Default,

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                  (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

         (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee (as Trustee, Paying Agent, Authenticating Agent or Note Registrar) shall be subject to the provisions of this Section.

         SECTION 6.2 Notice of Change in Control, Defaults and Events of Default. Within sixty (60) days after the occurrence of any Change in Control, Event of Default or default hereunder, the Trustee shall give the Holders, in the manner provided in Section 1.6, notice of such Change in Control, Event of Default or default hereunder actually known to a Responsible Officer of the Trustee; provided, however, that in the case of any default of the character specified in Section 5.1(a), no such notice to Holders shall be given until at least thirty (30) days after the occurrence thereof, and in the case of any default of the character specified in Section 5.1(c), no such notice to Holders shall be given until at least sixty (60) days after the occurrence thereof. The Trustee shall not be deemed to have notice of a Change in Control, Event of Default or default unless (a) the Trustee has received written notice thereof from the Company or any Holder or (b) a Responsible Officer of the Trustee shall have actual knowledge thereof. For the purpose of this Section, the term default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

         SECTION 6.3 Certain Rights of Trustee. Subject to the provisions of
Section 6.1:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Trustees shall be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, rely upon an Officers' Certificate or Opinion of Counsel;

                  (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                  (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or power; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

         SECTION 6.4 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

         SECTION 6.5 May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 6.8 and Section 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

         SECTION 6.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

         SECTION 6.7  Compensation and Reimbursement.  The Company agrees:

                  (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company of any claim asserted against it for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel, the reasonable fees and expenses of which shall be paid by the Company.

                  All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

                  When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in Section 5.1, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

                  The obligations of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

         SECTION 6.8 Disqualification: Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

         SECTION 6.9 Corporate Trustee Required: Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States, authorized under such laws to exercise corporate trust powers, which shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least U.S.$50,000,000, subject to supervision or examination by federal or state authority, in good standing and having an established place of business or agency in the states of New York, New Jersey, Maryland or Pennsylvania. If such corporation or related bank holding company publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or related bank holding company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 6.10  Resignation and Removal: Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

         (d) If at any time:

             (i) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

             (ii) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case,
         (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 6.11 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         SECTION 6.13 Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

         SECTION 6.14 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption, pursuant to Section 3.3, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an

Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, authorized under such laws to act as Authenticating Agent, which shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of not less than U.S.$50,000,000 and shall be subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent or related bank holding company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent (including the authenticating agency contemplated by this Indenture), shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

         If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the ___% Callable Convertible Subordinated Notes due 2008 described in the within-mentioned Indenture.

                                              UNITED STATES TRUST COMPANY OF
                                                   NEW YORK, as Trustee


                                            By:
                                               --------------------------------
                                                    As Authenticating Agent


                                            By:
                                               --------------------------------
                                                     Authorized Signatory


                                   ARTICLE VII

                Holders' Lists and Reports by Trustee and Company

         SECTION 7.1 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee

         (a) quarterly, not more than fifteen (15) days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

         (b) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

         SECTION 7.2  Preservation of Information: Communications to Holders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

         (b) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders.

         SECTION 7.3  Reports by Trustee.

         (a) Within 60 days after July _______________ of each year commencing with the year 1999, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such July with respect to:

                  (i) its eligibility under Section 6.9 and its qualifications under Section 6.8., or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;

                  (ii) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Notes outstanding on the date of such report;

                  (iii) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Notes) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except for such indebtedness;

                  (iv) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                  (v) any additional issue of Notes which the Trustee has not previously reported; and

                  (vi) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 6.2.

         (b) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Notes outstanding at such time, such report to be transmitted within 90 days after such time.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

         SECTION 7.4 Reports by Company.

                     The Company shall:

         (a) file with the Trustee, within 20 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (b) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

         (c) transmit by mail to all Holders, as their names and address appear in the Note Register, within 20 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by the rules and regulations prescribed from time to time by the Commission.

         SECTION 7.5 Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto and the status thereof) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto and the status thereof.

         (b) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any officer becoming aware of (i) any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture or (ii) any event of default under any other mortgage, indenture or instrument as that term is used in
Section 5.1 (d) an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto and the status thereof.


                                  ARTICLE VIII

                      Change in Control; Disposal of Assets

         SECTION 8.1 Company May Consolidate, Merge, Convey, Sell, Lease or Transfer.

         (a) The merger or consolidation of the Company with or into any other Person or, the sale, lease, transfer, spin-off, or other disposal or distribution of all or substantially all of the Company's properties and assets, shall be a change in control ("Change in Control"), the occurrence of which shall permit the Holders of Notes to exercise their rights of conversion pursuant to Article XIII prior to _________, 2000 pursuant to Section 5.2 or
Section 13.12, unless:

                  (i) immediately following such merger or consolidation, more than 50% of the surviving company's issued and outstanding voting securities are held by the holders of the Company's issued and outstanding voting securities immediately prior to such merger or consolidation; and

                  (ii) effective provision is made in the merger documents of the surviving entity or otherwise for the recognition, preservation and protection of the preferences, conversion and other rights, of the Holders of the Notes.

         (b) Upon the consolidation with or merger into any other Person by the Company or, the sale, lease, transfer, spin-off, or other disposal or distribution of all or substantially all of the Company's properties and assets to any Person, the Company shall deliver to the Trustee an Officers' Certificate stating whether such consolidation, merger, sale, lease, transfer, spin-off, or other disposal or distribution is a Change in Control or causes an Event of Default under clause (ii) above.

         SECTION 8.2 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor

Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from its obligations and covenants under this Indenture and the Notes.


                                   ARTICLE IX

                             Supplemental Indentures

         SECTION 9.1 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

                  (b) to add to the covenants of the Company for the equal and ratable benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (c) to secure the Company's obligations in respect of the Notes; or

                  (d) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article XIII; or

                  (e) to make any changes or modifications to this Indenture necessary in connection with the registration of any Notes under the Securities Act, provided that such action pursuant to this clause (e) shall not adversely affect the interests of the Holders of Notes; or

                  (f) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to correct or supplement any provision herein which limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Trust Indenture Act to be a part of and govern this Indenture, in any case to the extent necessary to qualify this Indenture under the Trust Indenture Act, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause shall not adversely affect the interests or legal rights of the Holders in any material respect.

         SECTION 9.2 Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by the Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect the right to convert any Note as provided in Article XIII (except as permitted by Section 9.1(d)), or modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Holders, or modify the redemption provisions in a manner adverse to the Holders, or

                  (b) modify any of the provisions of this Section 9.2, Section
         5.13 or Section 10.8, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

                  (c) modify the obligation of the Company to maintain an office or agency in the states of New York or Pennsylvania pursuant to Section 10.2, or

                  (d) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1 and Section 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, complies with its terms and will, upon the execution and delivery thereof, be valid and binding upon the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.5 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any maker provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the judgment of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.


                                    ARTICLE X

                                    Covenants

         SECTION 10.1 Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

         SECTION 10.2 Maintenance of Office or Agency. The Company will maintain in the states of New York or Pennsylvania an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, where Notes may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the states of New York or Pennsylvania for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         SECTION 10.3 Money for Note Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.3, that such Paying Agent will

                  (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest; and

                  (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Philadelphia, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 10.4 Statement by Officers as to Default. The Company will, so long as any of the Notes are outstanding, deliver to the Trustee forthwith upon any officer becoming aware of (i) any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture or (ii) any Event of Default under any other mortgage, indenture or instrument as that term is used in Section 5.1(d), an Officer's Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto and the status thereof.

         SECTION 10.5 Existence. Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Trustees shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 10.6 Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposition is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

         SECTION 10.7 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 10.8 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.5 to 10.7, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the

Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                   ARTICLE XI

                               Redemption of Notes

         SECTION 11.1 Right of Redemption. The Notes may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after ___________ __, 2000 at the Redemption Prices specified in the form of Note hereinbefore set forth, together with accrued interest to (but not including) the Redemption Date.

         SECTION 11.2 Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this
Article XI.

         SECTION 11.3 Election to Redeem: Notice to Trustee. The election of the Company to redeem any Notes pursuant to Section 11.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least forty-five (45) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

         SECTION 11.4 Selection by Trustee of Notes to Be Redeemed. If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not less than ten (10) days or more than thirty (30) days prior to the Redemption Date by the Trustee (unless a shorter time period shall be satisfactory to the Trustee), from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate in the circumstances.

         The Trustee shall promptly notify the Company and each Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

         SECTION 11.5 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Note Register.

         All notices of redemption shall state:

                  (a) the Redemption Date,

                  (b) the Redemption Price,

                  (c) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed,

                  (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date,

                  (e) the conversion price, the date on which the right to convert the Notes to be redeemed will terminate and the place or places where such Notes may be surrendered for conversion, and

                  (f) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, and shall be irrevocable.

         SECTION 11.6 Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date other than any Notes called for redemption on that date which have been converted prior to the date of such deposit.

         If any Note called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any Predecessor Note to receive interest as provided in the last paragraph of Section 3.6) be paid to the Company upon Company Request or, if then held by the Company, shall be released from such trust.

         SECTION 11.7 Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear or accrue any interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to (but not including) the Redemption Date.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear and accrue interest from the Redemption Date at the rate borne by the Note.

         SECTION 11.8 Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney-in-fact duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered.

         SECTION 11.9 Conversion Arrangement on Call for Redemption. The Holders of Notes shall have the right to exercise their rights of conversion, pursuant to Article XIII, prior to any redemption by the Company. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued to the Redemption Date, of such Notes. Notwithstanding anything to the contrary contained in this
Article XI, the obligation of the Company to pay the Redemption Price of such Notes, together with interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article XIII) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture. Nothing in the preceding sentence shall be deemed to limit the rights and protections afforded to the Trustee in Article VI hereof, including, but not limited to, the right to indemnification pursuant to
Section 6.7.

                                   ARTICLE XII

                             Subordination of Notes

         SECTION 12.1 Notes Subordinate to Senior Indebtedness. The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XII, the indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes and all obligations of the Company under this Indenture are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

         SECTION 12.2 Payment over of Proceeds upon Dissolution. In the event of
(a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Notes are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Notes, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Notes in any such case, proceeding, dissolution, liquidation or other winding up or event.

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company prohibited by the foregoing paragraph of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made actually known to a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         For purposes of this Article XII only, the words "cash, property or securities" shall not be deemed to include shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which in either case are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article
XII. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section 12.2 if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VIII.

         SECTION 12.3  No Payment When Senior Indebtedness in Default.

         (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto (unless and until such payment default shall have been cured or waived in writing by the holders of such Senior Indebtedness), or in the event any judicial proceeding shall be pending with respect to any such default, then no payment shall be made by the Company on account of principal of (or premium, if any) or interest on the Notes or on account of the purchase or other acquisition of Notes (including pursuant to Articles XI and XIII); and

         (b) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section 12.3, and if such fact shall, at or prior to the time of such payment, have been made actually known to a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section 12.3 shall not apply to any payment with respect to which Section 12.2 would be applicable.

         SECTION 12.4 Payment Permitted If No Default. Nothing contained in this
Article XII or elsewhere in this Indenture or in any of the Notes shall prevent
(a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 12.2 or under the conditions described in Section 12.3, from making payments at any time of principal of (and premium, if any) or interest on the Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Notes or the retention of such payment by the Holders, if, at the time of such application by the Trustee, a Responsible

Officer of the Trustee did not have actual knowledge that such payment would have been prohibited by the provisions of this Article XII.

         SECTION 12.5 Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, and until the Notes are paid in full, the Holders of the Notes shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness to the extent that payments and distributions otherwise payable to Holders of Notes have been applied to the payment of Senior Indebtedness as provided by this Article XII. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled, except for the provisions of this Article XII, and no payments over pursuant to the provisions of this Article XII to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         SECTION 12.6 Provisions Solely to Define Relative Rights. The provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this
Article XII or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article XII of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or
(b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or
(c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

         SECTION 12.7 Trustee to Effectuate Subordination. Each holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XII and appoints the Trustee his attorney-in-fact for any and all such purposes.

         SECTION 12.8 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; (d) exercise or refrain from exercising any rights against the Company and any other Person; (e) apply any and all sums received from time to time to the Senior Indebtedness.

         SECTION 12.9 Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.9 at least two (2) Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two (2) Business Days prior to such date.

         Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 12.10 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

         SECTION 12.11 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.

         SECTION 12.12 Rights of Trustee as Holder of Senior Indebtedness:
Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

         SECTION 12.13 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XII in addition to or in place of the Trustee; provided, however, that Section 12.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         SECTION 12.14 Certain Conversions Deemed Payment. For the purposes of this Article XII only, (a) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article XIII shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Notes or on account of the purchase or other acquisition of Notes, and (b) the payment, issuance or delivery of cash, property or securities

(other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section 12.14, the term "junior securities" means (x) shares of any stock of any class of the Company and (y) securities of the Company which are subordinated in right of payment to the prior payment in full of all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article XII. Nothing contained in this Article XII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article XIII.


                                  ARTICLE XIII

                               Conversion of Notes

         SECTION 13.1 Conversion Privilege and Conversion Price. Subject to and upon compliance with the provisions of this Article XIII, at the option of the Holder thereof, any Note or any portion of the principal amount thereof may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable Common Shares of the Company at any time after two
(2) years following the date of original issuance of Notes at the conversion price, determined as hereinafter provided, in effect at the time of conversion, or earlier upon a Change in Control (as defined in Section 8.1) or an Event of Default (as defined in Section 5.1) but in no event prior to one year after the date of original issuance. Such conversion right shall expire at the close of business on the Business Day immediately preceding ______ __, 2008. In case a Note or portion thereof is called for redemption at the election of the Company, such conversion right in respect of the Note or portion so called shall expire at the close of business, Philadelphia time, on the Business Day immediately preceding the corresponding Redemption Date, unless the Company defaults in making the payment due upon redemption.

         The price at which Common Shares shall be delivered upon conversion (herein called the "conversion price") shall be initially U.S.$20.00 per Common Share. The conversion price shall be adjusted in certain instances as provided in Section 13.4.

         SECTION 13.2 Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Note to be converted shall surrender such Note, duly endorsed or assigned to the Company or in blank, at any office or agency maintained by the Company pursuant to Section 10.2, accompanied by written notice (as set forth in Section 2.5 herein) to the Company at such office or agency that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

         Except as described in the last paragraph of Section 3.6, no Holder of Notes will be entitled upon conversion thereof to any payment or adjustment on account of accrued and unpaid interest thereon (although such accrued and unpaid interest will be deemed paid by the appropriate portion of the Common Shares received by the holders upon such conversion) or on account of dividends on the shares of Common Shares issued in connection therewith. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (except Notes called for redemption on a Redemption Date within such period between and including such Regular Record Date and such Interest Payment Date) must be accompanied by payment to the Company in New York Clearing House Funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount converted.

         Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of Common Shares issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 13.3.

         In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes in aggregate principal amount equal to the unconverted portion of the principal amount of such Note.

         SECTION 13.3 Fractions of Shares. No fractional Common Shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional Common Shares which would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price per Common Share at the close of business on the day of conversion (or, if such day is not a Business Day, on the Business Day immediately preceding such day) or, alternatively, the Company shall round up to the next higher whole share.

         SECTION 13.4 Adjustment of Conversion Price.

         (a) In case the Company shall pay or make a dividend or other distribution on its Common Shares exclusively in Common Shares or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Shares, the conversion price in effect at the opening of business on the day next following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this paragraph (a), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company shall not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

         (b) In case the Company shall pay or make a dividend or other distribution on its Common Shares consisting exclusively of, or shall otherwise issue to all holders of its Common Shares, rights, warrants or options entitling the holders thereof to subscribe for or purchase Common Shares at a price per share less than the current market price per share (determined as provided at the end of this paragraph (b) of this Section 13.4) of the Common Shares on the date fixed for the determination of shareholders entitled to receive such rights, warrants or options, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares which the aggregate of the offering price of the total number of Common Shares so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company shall not issue any rights, warrants or options in respect of Common Shares held in the treasury of the Company. For the purpose of any computation under paragraph (b) of this Section 13.4, the current market price per Common Share on any date in question shall be deemed to be the average of the daily Closing Prices for the five (5) consecutive Trading Days selected by the Company commencing not more than twenty (20) Trading Days before, and ending not later than, the date in question.

         (c) In case outstanding Common Shares shall be subdivided into a greater number of Common Shares, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding Common Shares shall each be combined into a smaller number of Common Shares, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) The Company may make such reductions in the conversion price, in addition to those required by paragraphs (a) and (b) of this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         (e) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this paragraph (5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (f) In the event that the Company distributes rights or warrants (other than those referred to in paragraph (b) above) pro rata to holders of Common Shares, so long as any such rights or warrants have not expired or been redeemed by the Company, the Company shall make proper provision so that the Holder of any Note surrendered for conversion will be entitled to receive upon such conversion, in addition to the Conversion Shares, a number of rights and warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of Common Shares equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of Common Shares into which the principal amount of such Note so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

         SECTION 13.5 Notice of Adjustments of Conversion Price. Whenever the conversion price is adjusted as herein provided:

                  (a) the Company shall compute the adjusted conversion price in accordance with Section 13.4 and deliver to the Trustee an Officers' Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such Officers' Certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to
         Section 10.2; and

                  (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Note Register promptly after the conversion price has been adjusted. Unless and until a Responsible Officer of the Trustee shall have received an Officers' Certificate setting forth an adjustment of the conversion price or stating that an action described in Section 13.6 has occurred, the Trustee shall not be deemed to have knowledge of such adjustment or action and may assume without inquiry
         (i) that the conversion price has not been adjusted, (ii) that the last conversion price of which the Trustee had knowledge remains in effect, and (iii) that no action described in Section 13.6 has occurred.

         SECTION 13.6  Notice of Certain Corporate Action.  In case:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than exclusively in cash; or

                  (b) the Company shall authorize the granting to the holders of its Common Shares of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding employee stock options); or

                  (c) of any reclassification of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

                  (e) the Company or any Subsidiary of the Company shall commence a tender or exchange offer for all or a portion of the Company's outstanding Common Shares (or shall amend any such tender or exchange offer);

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 10.2, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Note Register, at least twenty (20) days (or ten (10) days in any case specified in clause (a) or (b) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice (which shall be in the form of an Officers' Certificate in the case of the notice delivered to the Trustee) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

         SECTION 13.7 Company to Reserve Common Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of Notes, the whole number of Common Shares then issuable upon the conversion in full of all outstanding Notes.

         SECTION 13.8 Taxes on Conversions. The Company will pay any and all excise and transfer taxes that may be payable in respect of the issue or delivery of Common Shares on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Shares in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

         SECTION 13.9 Covenant as to Common Shares. The Company covenants that all Common Shares which may be issued upon conversion of Notes will upon issue be newly issued (and not treasury shares) and be duly authorized, validly issued, fully paid and nonassessable and, except as provided in Section 13.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

         SECTION 13.10 Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.8.

         SECTION 13.11 Provisions in Case of Reclassification, Consolidation, Merger or Sale of Assets. Unless the Notes were previously converted, during the period from the date the Company resolves to take any action that would constitute a Change in Control (as defined in Section 8.1) until five days prior to the consummation of such Change in Control Transaction, the Holders of the Notes shall have the right to make an election to convert all or any Notes in accordance with Section 13.1 conditional upon approval of such Change in Control by the holders entitled to vote on such matter, in which case, if such Change in Control is approved, conversion of such Notes as to which a conditional election has been made shall occur upon the later of (a) immediately prior to such Change in Control, or (b) the date one year after the date of original issuance of the Notes. The Company or the person formed by such consolidation or resulting from such merger or which acquired such assets or which acquired the Company's shares, as the case may be, shall execute and deliver to the Trustee a supplemental indenture establishing such rights. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 13.11 shall similarly apply to successive transactions of the foregoing type.


                                   ARTICLE XIV

                       Defeasance and Covenant Defeasance

         SECTION 14.1 Company's Option to Effect Defeasance or Covenant Defeasance. The Company may at its option by Board Resolution, at any time, elect to have either Section 14.2 or

Section 14.3 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article XIV.

         SECTION 14.2 Defeasance and Discharge. Upon the Company's exercise of the option provided in Section 14.1 applicable to this Section, the Company and the Trustee shall be deemed to have been discharged from their obligations with respect to the Outstanding Notes (other than those specified below), and the provisions of Article XII hereof shall cease to be effective, on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, the Company and the Trustee shall be deemed to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Notes to receive, solely from the trust fund described in
Section 14.4 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 3.4, 3.5, 3.6, 10.2, 10.3 and Article XIII, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article XIV. Subject to compliance with this Article XIV, the Company may exercise its option under this Section 14.2 notwithstanding the prior exercise of its option under Section 14.3.

         SECTION 14.3 Covenant Defeasance. Upon the Company's exercise of the option provided in Section 14.1 applicable to this Section, (a) the Company shall be released from its obligations under Section 10.6 and Section 10.7, (b) the occurrence of an event specified in Section 5.1(d) shall not be deemed to be an Event of Default and (c) the provisions of Article XII hereof shall cease to be effective on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

         SECTION 14.4 Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of either Section
14.2 or Section 14.3 to the then Outstanding Notes:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9 who shall agree to comply with the provisions of this Article XIV applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of

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


         principal and interest in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the written opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and each installment of interest on the Notes on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Notes. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

                  (b) In the case of an election under Section 14.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

                  (c) In the case of an election under Section 14.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

                  (d) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit;


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


                  (e) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 6.8;

                  (f) At the time of such deposit: (i) no default in the payment of all or a portion of principal of (or premium, if any) or interest on or other obligations in respect of any Senior Indebtedness shall have occurred and be continuing, and no event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and (ii) no other event with respect to any Senior Indebtedness shall have occurred and be continuing permitting (after notice or the lapse of time, or both) the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, or, in the case of either Clause (a) or Clause (b) above, each such default or event of default shall have been cured or waived or shall have ceased to exist;

                  (g) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.1(e) and (f) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (h) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

                  (i) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 14.2 or the covenant defeasance under Section 14.3 (as the case may be) have been complied with; and

                  (j) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

         SECTION 14.5 Deposited Money and U.S. Government Obligations to Be Held in Trust: Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee-collectively, for purposes of this Section 14.5, the "Trustee") pursuant to Section 14.4 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and interest. Money so held in trust shall not be subject to the provisions of Article XII.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 14.4 or the principal and interest received other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

         Anything in this Article XIV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 14.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

         SECTION 14.6 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 14.2 or 14.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XIV until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.2 or 14.3; provided, however, that if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.


                                   ARTICLE XV

                                    Immunity

         SECTION 15.1 Personal Immunity of Incorporators, Shareholders, Directors and Officers. No recourse for the payment of the principal of or interest on the Notes, and no recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any indenture supplemental hereto, or in the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future shareholder, officer, director, trustee, partner, member, as such, of the Company or any successor entity, either directly or through the Company or any successor entity, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes. Each and every Holder of the Notes, by receiving and holding the same, agrees to the provisions of this Section 15.1 and waives and releases any and all such recourse, claim and liability.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



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


         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                    KRANZCO REALTY TRUST


                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                    UNITED STATES TRUST COMPANY OF NEW YORK



                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:


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